Exhibit 99.2

USANA Health Sciences, Inc.	July 27, 2021

Q2 2021 Management Commentary

●  Second quarter net sales increased 30.1% year-over-year to a record $336.8 million.

●  Second quarter diluted EPS increased 41.7% year-over-year to $1.87.

●  Active Customers increased 8.8% year-over-year to a record 652,000.

●  Reiterates full-year 2021 net sales and EPS growth outlook.

Overview

Strong second quarter results continued to propel us towards another record year as we continue to focus on customer growth and engagement.  Our record top-line results for the quarter included double-digit, year-over-year sales growth in each of our regions, including a 16.5% increase in the Americas and Europe region and a 33.3% increase in the Asia Pacific region.  This growth was driven, in great part, by a short-term sales program we offered during the quarter that received a positive response from our Associates. As we look ahead to the second half of the year, we are seeing a more challenging operating environment in several markets due to escalating conditions related to the COVID-19 pandemic.  We believe, however, that the successful execution of our strategy will deliver long-term sustainable growth.

We remain focused on providing a compelling digital experience for our customers and made further progress on this strategy during the quarter. Specifically, we launched 1) a product recommendation tool in conjunction with the Active Nutrition launch; and 2) a native shopping app in our China market. Additionally, the continued rollout of our Active Nutrition line, which was introduced in late March, is proceeding according to plan.

Overall, we are encouraged by our first half operating results. While we have not planned any additional short-term sales programs of similar magnitude in the second half of the year, we anticipate continued consumer demand and look forward to executing on our 2021 strategic growth initiatives.

Q2 2021 Results

Consolidated Results
Net Sales	$336.8 million	● +30.1% vs. prior-year quarter ● +20.3% constant currency vs. prior-year quarter ● +$25.2 million YOY FX impact, or +9.8%
Diluted EPS	$1.87	● +41.7% vs. prior-year quarter ● Diluted shares of 20.4 million, -3.2%
Active Customers	652,000	● +8.8% vs. prior-year quarter

Balance Sheet and Share Repurchase Activity

The Company ended the quarter with $265 million in cash and cash equivalents and no debt after repurchasing 304,000 shares for $29.7 million.  Diluted shares outstanding totaled 20.4 million during the second quarter of 2021 and there was approximately $51 million remaining under the existing share repurchase authorization as of July 3, 2021.

Quarterly Income Statement Discussion

Gross margins improved 150 basis points from the prior year to 83.1% of net sales. Several factors contributed to the year-over-year improvement in gross margins including currency benefits, product promotions in the prior-year quarter, and higher sales and related leverage benefit on fixed costs.

Associate Incentives increased 290 basis points from the prior year to 45.7% of net sales. The key driver behind the increase was the short-term sales program in the second quarter. A shift in sales mix by market also modestly contributed to higher Associate Incentives.

Selling, General and Administrative expense decreased 200 basis points from the prior year to 21.5% of net sales, largely reflecting leverage realized on higher sales volumes. On an absolute basis, SG&A expense increased $11 million compared to the prior year, which reflects increased employee-related costs, increased variable costs on a rising sales base, and a modest increase in event and travel-related expenses.

The effective tax rate of 29.6% was largely unchanged compared to 30.0% last year. We now expect an effective tax rate of approximately 30.0% for Fiscal 2021.

Regional Financial Results

Asia Pacific Region
Net Sales	$279.0 million	● +33.3% vs. prior-year quarter ● Constant currency net sales: +23.0% ● +$21.6 million FX impact, or +10.3% ● 82.8% of consolidated net sales
Active Customers	513,000	● +10.8% vs. prior-year quarter ● +8.6% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$165.4 million	● +33.4% vs. prior-year quarter ● Constant currency net sales: +22.5%
Active Customers	303,000	● +9.0% vs. prior-year quarter ● +9.8% sequentially
North Asia
Net Sales	$37.4 million	● +44.8% vs. prior-year quarter ● Constant currency net sales: +33.6%
Active Customers	66,000	● +17.9% vs. prior-year quarter ● +11.9% sequentially
Southeast Asia Pacific
Net Sales	$76.1 million	● +28.0% vs. prior-year quarter ● Constant currency net sales: +19.2%
Active Customers	144,000	● +11.6% vs. prior-year quarter ● +5.1% sequentially

Greater China:  Net sales in this region grew 33.4% from the prior year quarter. In mainland China, net sales increased 36.5%, while local currency sales increased 24.5% and Active Customers increased 9.8%.  Sequentially, net sales in mainland China increased 12.3% and Active Customers increased 10.6%. The solid growth in this region is attributable to strong Associate response to the short-term sales program.

North Asia:  South Korea continued to deliver solid results with record local currency net sales in the second quarter, increasing 33.6% year-over-year. Total Active Customers in this region also reached new highs, growing 17.9% year-over-year. Albeit on a lower base, Japan also posted solid local currency net sales growth.

Southeast Asia Pacific:  Regional growth remained strong in the second quarter with several key markets continuing to grow double-digits year-over-year. Specifically, local currency net sales and Active Customers in Malaysia grew 51.2% and 38.7% year-over-year, respectively. Several other markets in the region also grew local currency net sales on a year-over-year basis by double-digits.

Americas and Europe Region
Net Sales	$57.9 million	● +16.5% vs. prior year ● Constant currency net sales: +9.2% ● +$3.6 million FX impact, or +7.3% ● 17.2% of consolidated net sales
Active Customers	139,000	● +2.2% vs. prior year ● -4.1% sequentially

Americas and Europe Region:  Each market in this region posted year-over-year growth during the second quarter. Specifically, Canada increased local currency net sales 10.1% year-over-year, and the U.S. grew net sales 9.0% year-over-year.

Outlook and 2021 Operating Strategy

The Company reiterated its consolidated net sales and earnings per share outlook for fiscal year 2021.

Fiscal Year 2021 Outlook
Range
Consolidated Net Sales	$1.24 - $1.28 billion
Diluted EPS	$6.15 - $6.50

The Company maintains a 52/53-week fiscal year. Fiscal 2020 was a 53-week year and included one additional week of sales in the fourth quarter of 2020, compared to Fiscal 2021.

The Company’s outlook for the year reflects:

●	A favorable currency exchange rate impact on net sales of approximately $64 million, which $42 million was realized in the first half of 2021;
●	An estimated operating margin of between 14.5% and 15.0%;
●	An annual effective tax rate of 30%; and
●	An annualized diluted share count of 20.6 million.

We anticipate modest pressure on our operating margin in the back half of the year related to labor market pressures, and supply chain costs and we have adjusted our operating margin outlook accordingly.

The back half of 2021 introduces a challenging year-over-year comparable with fiscal 2020 as a result of (i) a successful short-term sales program that took place in Q3 2020 that was offered in the current year during the second quarter, and (ii) an extra week of sales in Q4 2020 due to the Company’s 52-53 week fiscal year and contributed approximately $18 million to the top-line and an estimated $0.17 to diluted earnings per share.

Digital Strategy

We continue to place a higher priority on our digital experience strategy.  During the quarter, we successfully launched a product recommendation tool in conjunction with the Active Nutrition launch.  This tool allows customers to build a personalized list of recommended products to meet their needs. Additionally, we launched a whole new shopping app in our China market, with additional shopping features planned for later this year.

Product Launches

As previously mentioned, we launched our new Active Nutrition line in late March, which was very well received by our customers. We are excited to offer customers a holistic approach to healthy weight management, as well as digestive health, energy and hydration.  We plan to expand the category over the next several years to include a broader product offering such as children’s health, the microbiome, and performance and energy.

Existing Market Growth, China Strategy

Second quarter business activity was highlighted by our short-term sales program which was launched across all markets. This program was aimed at driving increased sales volume through both existing and new Associate and Preferred Customers. The results of this effort were a key catalyst to the record quarterly net sales reported, with notable strength in China, South Korea and Malaysia. Similarly, we also achieved a record number of Active Customers in the quarter, attributable to records in both South Korea and Malaysia.  Notably, we plan to hold an in-person China National Meeting in late September, where we expect nearly fourteen thousand people to attend.

We are pleased with our operating performance during the first half of the year. And, we remain focused on executing on both our Fiscal 2021 and longer term strategic initiatives, which include business development opportunities that would strengthen, diversify, and grow our worldwide business. Our business development efforts are focused on: (i) overall nutrition; (ii) vertical integration; (iii) product and category expansion; and (iv) geographic expansion. At the same time, the overall health and well-being of our customers, sales force and employees remains of utmost importance to us. Our high quality health products and the dedication and efforts from our employees globally put us in a strong position to achieve this objective.

Kevin Guest
CEO

Douglas Hekking
CFO

Safe Harbor

This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies.  The contents of this Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.  The forward-looking statements in this Commentary set forth our beliefs as of the date hereof.  We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”).  Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results.  Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Patrique Richards
Investor Relations
(801) 954-7823
investor.relations@us.usana.com
Media contact:	Dan Macuga
Public Relations
801-954-7280